SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 20, 2021

Touchpoint Group Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4300 Biscayne Blvd, Suite 203, Miami, Florida 33137

(Address of Principal Executive Offices)

(305) 420 6640

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value per share	TGHI	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2021, Touchpoint Group Holdings, Inc. (the “Company”), acting through a newly formed wholly-owned subsidiary, consummated an Asset Sale Agreement whereby it acquired the World Championship Air Race.

The WCAR is a race format originally developed by Red Bull as the Red Bull Air Race. The Red Bull Air Race was founded in 2003 and has hosted 94 championship series races around the globe. It has attracted viewers in 187 countries and has been broadcast to an audience of over 230 million viewers with over 2.3 billion media impressions worldwide in its most recent season. It is the largest live spectator sports event in the world attracting over 1 million spectators to a single air race on multiple occasions in cities such as Porto and Barcelona.

In connection with the acquisition, all key operational staff for the WCAR will join the Company and the Company anticipates that it will assume or otherwise renew all significant supplier, participating host city and participating team contracts related to the WCAR. The season opener is scheduled for March 2022 and there are 8 races scheduled to take place during the remainder of the 2022 season at iconic locations in Egypt, Greece, Portugal, United Kingdom, Russia, Indonesia and the Middle East. Twelve Elite Race Teams have already signed-up for the 2022, 2023 and 2024 race seasons, with twelve further challenger pilots competing in the new second tier Aero Series – including some of the latest and greatest graduates of the Air Race Academy. Red Bull maintains its interest in the Air Race with continued sponsorship of former World Champion Martin Sonka in the Elite series.

Pursuant to the Asset Sale Agreement, a copy of which is annexed hereto as Exhibit 10.1, the Company acquired all intellectual property relate to the WCAR, including the exclusive right to carry on the Air Race under the name “World Championship Air Race” for a purchase price of 50,000 Pounds Sterling, approximately $60,000.

Item 7.01 Regulation FD Disclosure.

On September 20, 2021, the Company issued a press release announcing its acquisition of the World Championship Air Race.

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by Air Industries under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Asset Sale Agreement dated September 20, 2021 among World Championship Air Race Limited, Michael Paul Rome and Dean Anthony Nelson as Joint Administrators and Air Race Limited

99.1	Text of press release dated September 20, 2021 issued by Touchpoint Group Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2021

TOUCHPOINT GROUP HOLDINGS, INC.

By:	/s/Martin Ward
Name: Martin Ward
Title: Chief Financial Officer